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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                ----------------------

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                    OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)___

                                ----------------------

                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                 (Exact name of trustee as specified in its charter)

                                                95-4311476
                                            (I.R.S. employer
                                            identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                        90071
(Address of principal                                 (Zip Code)
executive offices)
                                      DWIGHT LIU
                         515 South Flower Street, Suite 2700
                            Los Angeles, California 90071
                                    (213) 861-5000

 (Name, address, including zip code and telephone number of agent for service)

                                ----------------------

                            Regency Health Services, Inc.
                  (Exact name of obligor as specified in its charter)

       DELAWARE                                            88-0343515
(State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification No.)


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                                   2742 Dow Avenue
                              Tustin, California   92680
                    (Address of principal chief executive offices)



                (Exact name of guarantor as specified in its charter)

       DELAWARE                                     33-0210226
(State or other jurisdiction of                    I.R.S. Employer
incorporation or organization)                     Identification No.)




                       12-1/4% Subordinated Securities Due 2003
                           (Title of indenture securities)


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    GENERAL


1.  GENERAL INFORMATION.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency
         490 L'Enfant Plaza East, S.W.
         Washington, D.C.  20219

         Federal Deposit Insurance Corporation
         550 17th Street, N.W.
         Washington, D.C.  20429

         Federal Reserve Bank (12th District)
         San Francisco, California

    (b)  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

2.  AFFILIATIONS WITH THE OBLIGOR

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

    The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.


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16. LIST OF EXHIBITS

    T-1.1 -   A copy of the Articles of Association of U.S. Trust Company of
California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

    T-1.2 -   Included in Exhibit T-1.1

    T-1.3 -   Included in Exhibit T-1.1

    T-1.4 -   A copy of the By-Laws of U.S. Trust Company of California, N.A.,
as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

    T-1.6 -   The consent of the trustee required by Section 321(b) of the
Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

    T-1.7 -   A copy of the latest report of condition of the trustee published pursuant to law or the  requirements of its supervising or examining authority

NOTE

As of April 22, 1996 the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


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                                ----------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 16th day of August 1996.

                         U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                         Trustee


                         By:  /s/ Deborah Young
                             ---------------------------------
                                  Deborah Young
                                Authorized Signatory


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U.S. TRUST COMPANY OF CALIFORNIA,N.A        Call Date: 06/30/96      ST-BK: 06-0784      FPIEC 033
515 S. FLOWER STREET, SUITE 2700                                                         Page RC-1
LOS ANGELES, CA  90071-2291                 Vendor ID: D             CERT: 33332
                                                                                              9
Transit number: 12204024  Transmitted to EDS as 0003514 on 07/24/96 at 11:00:27 CST

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC- BALANCE SHEET
                                                                                                                    C200 --
                                                                                                Dollar Amounts in Thousands
- ----------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-1)           RCOM
                                                                                      ----
    a.  Non interest-bearing balances and currency and coin(1) . . . . . . . . . . . .0081 . .          4,590          1.a
    b.  Interest-bearing balances (2). . . . . . . . . . . . . . . . . . . . . . . . .0071 . .              9          1.b
 2. Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A) . . . . . . . . . .1754 . .              0          2.a
    b.  Available-for-sale securities (from Schedule RC-8) . . . . . . . . . . . . . .1773 . .         18,849          2.b
 3. Federal funds sold and securities purchased under agreements to resell;
    a.  Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .0276 . .              0          3.a
    b.  Securities purchased under agreements to resell. . . . . . . . . . . . . . . .0277 . .              0          3.b
4. Loans and lease financing receivables.
    a.  Loans and leases, net of unearned income          RCOM
        (from Schedule RC-C . . . . . . . . . . . . . . . 2122 . .      122,574                   . . . . . .          4.a
    b.  LESS: Allowance for Loan and Lease losses . . . . 3123 . .        1,825                   . . . . . .          4.b
    c.  LESS: Allocated transfer risk reserve . . . . . . 3128 . .            0                   . . . . . .          4.c
    d.  Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . .2125 . .        120,749          4.d
 5. Trading assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3545 . .              0          5.
 6. Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . .2145 . .          7,499          6.
 7. Other real estate owned (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .2150 . .              0          7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2130 . .              0          8.
 9. Customers' liability to this bank on acceptances outstanding . . . . . . . . . . .2155 . .              0          9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . .2143 . .            166          10.
11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . . . . . . . . . . .2160 . .          3,524          11.
12. Total assets (sum of Items 1 through 11) . . . . . . . . . . . . . . . . . . . . .2170 . .        155,386          12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


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
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U.S. TRUST COMPANY OF CALIFORNIA,N.A        Call Date: 06/30/96      ST-BK: 06-0784      FPIEC 033
515 S. FLOWER STREET, SUITE 2700                                                         Page RC-1
LOS ANGELES, CA  90071-2291                 Vendor ID: D             CERT: 33332
                                                                                              10
Transit number: 12204024  Transmitted to EDS as 0003514 on 07/24/96 at 11:00:27 CST


SCHEDULE RC- CONTINUED

                                                                                                Dollar Amounts in Thousands
- ----------------------------------------------------------------------------------------------------------------------------
LIABILITIES

13. Deposita                                                                          RCOM
    a.  In domestic offices (sum of totals of                                         ----
        columns A and C from Schedule RC-E). . . . . . . . . . . . . . . . . . . . . .2200 . .        116,996          13.a
                                                          RCOM
                                                          ----
        (1) Noninterest-bearing (1) . . . . . . . . . . . 6631 . .       24,244                   . . . . . .          13.a.1
        (2) Interest bearing. . . . . . . . . . . . . . . 6636 . .       92,752                   . . . . . .          13.a.2
    b.  In foreign offices, Edge and Agreement subsidiaries and IBFs . . . . . . . . . . . . .    . . . . . .
        (1) Noninterest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    . . . . . .
        (2) Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    . . . . . .
14. Federal funds purchased and securities sold under agreements to repurchase:
    a.  Federal funds purchased. . . . . . . . . . . . . . . . . . . . . . . . . . . .0278 . .         12,840          14.a
    b.  Securities sold under agreements to repurchase . . . . . . . . . . . . . . . .0279 . .              0          14.b
15. a.  Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . .2840 . .              0          15.a
    b.  Trading liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3348 . .              0          15.b
16. Other borrowed money:
    a.  With a remaining maturity of one year or less. . . . . . . . . . . . . . . . .2232 . .              0          16.a
    b.  With a remaining maturity of more than one year. . . . . . . . . . . . . . . .2333 . .              0          16.b
17. Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . .2910 . .              0          17.
18. Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . .2920 . .              0          18.
19. Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . .3200 . .              0          19.
20. Other liabilities (from Schedule RC0G) . . . . . . . . . . . . . . . . . . . . . .2930 . .          3,297          20.
21. Total liabilities (sum of Items 13 through 20) . . . . . . . . . . . . . . . . . .2948 . .        133,133          21.

22. Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . .3282 . .              0          22.

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus. . . . . . . . . . . . . . . . . . .3838 . .          5,000          23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3230 . .          2,000          24.
25. Surplus (excludes all surplus related to preferred stock). . . . . . . . . . . . .3839 . .         10,251          25.
26. a.  Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . .3632 . .          5,094          26.a
    b.  Net unrealized holding gains (losses) on available-for-sale securities . . . .8434 . .    (       92)          26.b
27. Cumulative foreign currency translation adjustments. . . . . . . . . . . . . . .
28. Total equity capital (sum of items 23 through 27). . . . . . . . . . . . . . . . .3210 . .         22,253          28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of
    items 21, 22, and 28). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3300 . .        155,386          29.

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION

 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
    by independent external auditors as of any date during 1995. . . . . . . . . . . .6724 . .            N/A          M.1

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1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

- -------------------------

(1) Includes total demand deposits and noninterest-bearing savings deposits.